Exhibit 99.1

For Immediate Release:

First Cash Reports First Quarter Adjusted Earnings of $0.48 per Share;

Increases Earnings Guidance for 2016; and

Declares Quarterly Dividend of $0.125

Separately Announces Merger with Cash America International

Conference Call Scheduled for 8:00 a.m. ET Today

ARLINGTON, Texas (April 28, 2016) — First Cash Financial Services, Inc. (NASDAQ: FCFS), a leading international operator of retail pawn stores in the U.S. and Latin America, today announced revenue, net income and earnings per share for the three month period ended March 31, 2016.

Mr. Rick Wessel, chief executive officer, stated, “Our first quarter earnings results exceeded our expectations driven by accelerating growth in pawn revenues and receivables coupled with the addition of 200 new and acquired stores. Core pawn revenues in Latin America increased 31% on a currency-adjusted basis and same-store core revenues in the region grew 8% compared to the prior-year period. We also saw positive sequential pawn lending trends in our U.S. operations. Given this combined momentum across the major regions, we are raising our full year earnings guidance.

“While we are pleased with the strong start to the year, we are particularly excited about our separately announced merger agreement with Cash America International. This is a transformational combination that we believe will create significant shareholder value,” Mr. Wessel concluded.

The Company today also announced that the Board of Directors has declared a second quarter cash dividend of $0.125 per common share. The dividend is payable on June 15, 2016 to stockholders of record as of June 1, 2016.

Note: All growth rates presented above and in “Revenue Highlights” and “Pawn Operating Metrics” are calculated on a constant currency basis, a non-GAAP measure defined elsewhere in this release. The average Mexican peso to U.S. dollar exchange rate for the three-month period ended March 31, 2016 was 18.0 pesos / dollar versus 14.9 pesos / dollar in the comparable prior-year period.

Earnings Highlights

•

Diluted earnings per share for the first quarter of 2016 totaled $0.47, which includes the impact of non-recurring acquisition expenses of $0.01 per share. Excluding these expenses, adjusted diluted earnings per share were $0.48 for the first quarter of 2016 compared to $0.59 in the prior-year period. Adjusted net income and adjusted net income per share are defined in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

•

Adjusted earnings for the first quarter of 2016 were negatively impacted by $0.07 per share due to the strong U.S. dollar and the resulting 21% year-over-year decline in the average value of the Mexican peso. There were approximately $0.05 per share of additional earnings impacts due to expected revenue declines in non-core jewelry scrapping and payday lending operations.

•

Adjusted EBITDA (earnings before interest, taxes, depreciation, amortization and certain non-recurring charges) for the trailing twelve months ended March 31, 2016 totaled $128.7 million and net income was $57.1 million for the same trailing twelve month period. A reconciliation of adjusted EBITDA to net income is provided elsewhere in this release.

Revenue Highlights

•

Consolidated core revenue from retail merchandise sales and pawn service fees increased 18% during the first quarter of 2016 compared to the first quarter of 2015. Total revenue increased 14% to $183 million, reflecting the strong growth in core pawn revenues partially offset by expected declines in total non-core payday lending and jewelry scrapping revenues.

•	Core pawn revenues in Latin America grew 31% in the first quarter of 2016 and represented 58% of total core revenues. U.S. core pawn revenues increased over 4% for the quarter.

•	Retail merchandise sales in pawn stores increased by 19% for the first quarter of 2016 compared to the prior-year period, driven by increased sales of 31% in Latin America and 6% in the U.S.

•	Pawn fee revenue grew 17% in total compared to the prior-year period, with increases of 31% in Latin America and 1% in the U.S.

•

Consolidated same-store core revenue increased 3% for the first quarter, driven by same-store core pawn revenue growth in Latin America of 8%. U.S. core same-store revenue decreased 2%, primarily the result of lower pawn fees resulting from lower pawn receivable balances.

Pawn Operating Metrics

•

During the first quarter of 2016, pawn loans outstanding increased by 37% in Latin America, 2% in the U.S. and 19% in total compared to the prior-year period. Same-store pawn loans receivable in Mexico increased 5% compared to the prior-year period, while U.S. same-store pawn loans decreased less than 4%, reflecting a significant sequential improvement over the previous quarter’s decrease of over 6%.

•

Consolidated gross margins on retail merchandise sales remained strong at 37% during the first quarter of 2016. Excluding the impact of slightly lower retail margins in the newly acquired stores in Latin America, retail margins were 38%, which was consistent with the prior-year period.

•	First quarter wholesale scrap jewelry margins increased significantly to 20% compared to 14% in the prior-year period. However, the trend of weaker scrap jewelry volumes continued.

•	The average monthly pawn loan portfolio yield was approximately 13.5% for the first quarter of 2016, which was consistent with the prior-year period yield of 13.7%.

•	The combined yield from pawn gross profits (pawn fees plus sales gross profit), as a percentage of pawn assets (pawn receivables plus inventories), was 176% in the first quarter of 2016.

•

Total inventories at March 31, 2016 increased 17% compared to March 31, 2015, which is in-line with store growth and acquisitions. Annualized inventory turns for the trailing twelve months ended March 31, 2016 were 3.4 times per year. Aged inventories (items held for over a year) accounted for approximately 5% of total inventories at March 31, 2016, which is a sequential improvement over aged inventories of 6% at December 31, 2015.

Store Count Activity

•

A total of 200 pawn stores were added in the first quarter of 2016, which was composed of 199 new and acquired stores in Latin America and one store acquired in the U.S. For the twelve months ended March 31, 2016, the Company has added 250 pawn stores in Latin America and 29 pawn stores in the U.S., representing increases of 38% and 11%, respectively.

•	As previously announced in January 2016, the Company acquired 166 stores in Mexico on January 6, 2016 and 13 stores in El Salvador on February 2, 2016.

•

As of March 31, 2016, the Company operated 1,273 stores, of which 95% or 1,204 were pawn stores. There are 936 stores in Latin America, of which 908 are pawn stores, and 337 stores in the U.S., of which 296 are pawn stores.

Financial Metrics

•

The adjusted EBITDA margin was 18% for the trailing twelve months ended March 31, 2016. Excluding the impacts of currency, non-core payday lending and wholesale scrap jewelry operations, the adjusted EBITDA margin decreased 1% compared to the prior-year period. The calculation of adjusted EBITDA margin is provided elsewhere in this release.

•

Pre-tax store operating margin was 24% for the trailing twelve months ended March 31, 2016, as compared to 26% in the prior-year period, primarily reflecting contraction in same-store payday lending, scrap sales and the impact of recent acquisitions.

•

The Company’s adjusted return on equity for the trailing twelve months ended March 31, 2016 was 15% and the adjusted return on assets was 9% for the same period. These financial ratios include the impact of the strong U.S. dollar, but are adjusted to exclude non-recurring expense items described in more detail elsewhere in this release.

Liquidity

•

As of March 31, 2016, the Company had $54 million in cash on its balance sheet and $180 million of availability for future borrowings under its long-term revolving bank credit facilities. The average interest rate on the Company’s $40 million outstanding bank debt at quarter end was 3.00%.

•

The Company’s leverage ratio at March 31, 2016 (outstanding indebtedness divided by trailing twelve months adjusted EBITDA) was 1.9:1. Net debt, defined as funded debt less invested cash, was $201 million at March 31, 2016. The leverage ratio of adjusted EBITDA to net debt was 0.6:1 and the ratio of net debt to equity was 0.5:1.

•

Cash provided by operating activities was $90 million for the trailing twelve months ended March 31, 2016, while free cash flow totaled $61 million. Free cash flow is defined in the detailed reconciliation of non-GAAP financial measures provided elsewhere in this release.

•

For the trailing twelve months ended March 31, 2016, the Company invested $71 million in acquisitions, $23 million in capital expenditures, $23 million in stock repurchases and $4 million in dividend payments, funded primarily with operating cash flows and a $44 million increase in net debt.

Cash Dividends

•	The Company paid a cash dividend of $0.125 per share during the first quarter of 2016.

•	The Board of Directors declared a $0.125 per share second quarter cash dividend on common shares outstanding, which will be paid on June 15, 2016 to stockholders of record as of June 1, 2016.

Fiscal 2016 Outlook

•	The 2016 outlook for earnings and stores does not include any assumptions regarding earnings or store additions related to the announced merger with Cash America International.

•

Based on first quarter results and a slightly improved outlook for the peso exchange rate, the Company is raising its fiscal full-year 2016 guidance for earnings to be in the range of $2.25 to $2.45 per diluted share. This is $0.05 above its previously announced range of $2.20 to $2.40 per diluted share. These estimates reflect the following assumptions:

•

Using an estimated exchange rate of approximately 18.0 Mexican pesos / U.S. dollar for fiscal 2016, the guidance assumes approximately $0.30 to $0.35 of earnings per share drag, net of tax, as compared to the actual average rate of 15.8 in fiscal 2015.

•

Fiscal 2016 estimates continue to be tempered by expected declines in earnings from payday lending operations of approximately $0.08 to $0.12 per share, net of tax. The Company expects total U.S. payday lending revenues to be less than 3% of consolidated revenues in 2016.

•

The fiscal 2016 guidance range excludes the impact of non-recurring acquisition expenses of $0.01 per share in the first quarter and any such acquisition expenses incurred during the remainder of fiscal 2016, including expenses related to the merger announced today.

•

Excluding any significant acquisitions, the Company expects to add approximately 210 to 225 new stores in 2016, of which 200 additions have already occurred in the first quarter. Additionally, the Company will continue to look opportunistically for full-service pawn acquisitions in strategic markets in both Latin America and the U.S., which could further drive revenue and result in additional EBITDA growth for 2016.

Additional Commentary and Analysis

Mr. Wessel further commented on the first quarter results, “We experienced especially strong growth in revenue and pawn loans in Latin America driven by new stores, acquisitions and impressive same-store results. Of significant note was the 37% growth in currency-adjusted pawn receivables in Latin America, which has historically been a strong leading indicator of future revenue growth. Although the dollar value of the Mexican peso stabilized during the quarter and the average exchange rate improved over our original expectations, currency still impacted our earnings by approximately $0.07 per share given the 21% year-over year decline in the Mexican peso. Although the U.S. pawn environment has been challenging, we are excited about the sequential improvement in same-store pawn demand and better than expected retail sales results.

“The first quarter results for the 211 stores recently acquired in Mexico, Guatemala and El Salvador in December and early this year were encouraging. We are well underway in our efforts to integrate these stores onto our proprietary point-of-sale and pawn management technology platform. We intend to implement our best practice lending and retailing policies at these stores as we believe this will drive long-term improvements in retail sales and margins, loan yields and the overall return on pawn assets. We also believe that we can achieve additional administrative cost synergies in the second half of the year that will drive further earnings accretion.

“We continue to believe our pawn operations in both Mexico and the U.S. are well positioned to provide affordable short-term credit to unbanked and underbanked consumers in targeted markets with favorable population and demographic trends. Although we continue to be challenged by headwinds from weaker foreign currency exchange rates and the expected decline in our non-core payday and jewelry scrapping operations, First Cash has demonstrated a history of consistent revenue and earnings growth in our core, currency-adjusted pawn operations,” Mr. Wessel concluded.

Conference Call and Webcast

First Cash Financial Services, Inc. and Cash America International, Inc. will host a joint conference call and webcast today, April 28, at 8:00 a.m. ET (7:00 a.m. CT) to discuss the merger transaction as well as both companies’ first quarter 2016 financial results, which were separately announced today.

The dial-in number is (212) 231-2930. Participants should dial in 10 minutes prior to the scheduled start time.

A link to the live Webcast of the conference call will be available on the investor relations section of each company’s website at www.cashamerica.com and www.firstcash.com.

A link to the webcast replay will be available shortly after the call concludes on the companies’ investor relations websites. A replay may also be accessed for 72 hours by dialing toll-free: (800) 633-8284 or +1-402-977-9140 for international callers. The replay confirmation code is 21776991.

Forward-Looking Information

This release contains forward-looking statements about the business, financial condition and prospects of First Cash Financial Services, Inc. and its wholly owned subsidiaries (together, the “Company”) and the proposed transaction with Cash America International. Forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, can be identified by the use of forward-looking terminology such as “believes,” “projects,” “expects,” “may,” “estimates,” “should,” “plans,” “targets,” “intends,” “could,” or “anticipates,” or the negative thereof, or other variations thereon, or comparable terminology, or by discussions of strategy or objectives. Forward-looking statements can also be identified by the fact these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Because forward-looking statements relate to matters that have not yet occurred, these statements are inherently subject to risks and uncertainties.

Forward-looking statements in this release include, without limitation, the Company’s expectations of earnings per share, earnings growth, expansion strategies, the impact of new or existing regulations, store openings, liquidity (including the availability of capital under existing credit facilities), cash flow, consumer demand for the Company’s products and services, income tax rates, currency exchange rates, future share repurchases and anticipated dividend payments, the price of gold and the impacts thereof, future earnings accretion and related transaction expenses from acquisitions and mergers, the successful completion of expected acquisitions, anticipated debt repayments, the ability to successfully integrate acquisitions and other performance results. These forward-looking statements with respect to the proposed transaction with Cash America International include, without limitation, the benefits of the proposed transaction and the expected completion of the transaction. These statements are made to provide the public with management’s current assessment of the Company’s business. Although the Company believes the expectations reflected in forward-looking statements are reasonable, there can be no assurances such expectations will prove to be accurate. Security holders are cautioned such forward-looking statements involve risks and uncertainties. Certain factors may cause results to differ materially from those anticipated by the forward-looking statements made in this release. Such factors are difficult to predict and many are beyond the control of the Company and may include, without limitation, the following:

•	changes in foreign currency exchange rates and the U.S. dollar to the Mexican peso and Guatemalan quetzal exchange rates in particular;

•

new federal, state or local legislative initiatives or governmental regulations (or changes to existing laws and regulations) affecting pawn businesses, consumer loan businesses and credit services organizations (in the United States, Mexico, Guatemala and El Salvador), including administrative or legal interpretations thereto;

•	changes in consumer demand, including purchasing, borrowing and repayment behaviors;

•	changes in regional, national or international economic conditions, including inflation rates, unemployment rates and energy prices;

•	changes in pawn forfeiture rates and credit loss provisions;

•	changes in the market value of pawn collateral and merchandise inventories, including gold prices and the value of consumer electronics and other products;

•	changes or increases in competition;

•	the ability to locate, open and staff new stores and successfully integrate acquisitions;

•	the availability or access to sources of used merchandise inventory;

•	changes in credit markets, interest rates and the ability to establish, renew and/or extend the Company’s debt financing;

•	the ability to maintain banking relationships for treasury services and processing of certain consumer lending transactions;

•	the ability to hire and retain key management personnel;

•	risks and uncertainties related to foreign operations in Mexico, Guatemala and El Salvador;

•	changes in import/export regulations and tariffs or duties;

•	changes in banking, anti-money laundering or gun control regulations;

•	unforeseen litigation;

•	changes in tax rates or policies in the U.S., Mexico, Guatemala and El Salvador;

•	inclement weather, natural disasters and public health issues;

•	security breaches, cyber attacks or fraudulent activity;

•	a prolonged interruption in the Company’s operations of its facilities, systems, and business functions, including its information technology and other business systems;

•	the implementation of new, or changes in the interpretation of existing, accounting principles or financial reporting requirements;

•	future business decisions;

•	the risk that the required stockholder approvals to approve the proposed transaction with Cash America International may not be obtained;

•	the risks that condition(s) to closing of the proposed transaction may not be satisfied;

•	the length of time necessary to consummate the proposed transaction;

•	the risk that the Company and Cash America International businesses will not be integrated successfully;

•	the risk that the cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected;

•	the diversion of management time on transaction-related issues;

•	the risk that costs associated with the integration of the Company and Cash America International are higher than anticipated; and

•	litigation risk related to the proposed transaction.

These and other risks, uncertainties and regulatory developments are further and more completely described in the Company’s 2015 annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2016, including the risks described in Part 1, Item 1A, “Risk Factors” of the Company’s annual report, and other reports filed with the SEC. Many of these risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. The forward-looking statements contained in this release speak only as of the date of this release, and the Company expressly disclaims any obligation or undertaking to report any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

Additional Information And Where To Find It

This communication is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction between the Company and Cash America International or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The proposed transaction between the Company and Cash America International will be submitted to the respective stockholders of the Company and Cash America for their consideration. The Company will file with the SEC a registration statement on Form S-4 that will include a joint proxy statement of the Company and Cash America International that also constitutes a prospectus of the Company. The Company and Cash America International will deliver the joint proxy statement/prospectus to their respective stockholders as required by applicable law. The Company and Cash America International also plan to file other documents with the SEC regarding the proposed transaction. This communication is not a substitute for any prospectus, proxy statement or any other document which the Company or Cash America International may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND CASH AMERICA INTERNATIONAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH

THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, CASH AMERICA INTERNATIONAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and stockholders will be able to obtain free copies of the joint proxy statement/prospectus and other documents containing important information about the Company and Cash America International, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company and Cash America International make available free of charge at www.firstcash.com and www.cashamerica.com, respectively (in the “Investor” or “Investor Relations” section, as applicable), copies of materials they file with, or furnish to, the SEC.

Participants In The Merger Solicitation

The Company, Cash America International, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company and Cash America International in connection with the proposed transaction. Information about the directors and executive officers of the Company is set forth in its proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on April 30, 2015. Information about the directors of Cash America International is set forth in its proxy statement for its 2016 annual meeting of shareholders, which was filed with the SEC on April 7, 2016, and information about the executive officers of Cash America International is set forth in Cash America’s Annual Report on Form 10-K, which was filed with the SEC on February 26, 2016. These documents can be obtained free of charge from the sources indicated above. Other information regarding those persons who are, under the rules of the SEC, participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

About First Cash

With over 1,270 retail and consumer lending locations in the U.S., Mexico, Guatemala and El Salvador, First Cash Financial Services, Inc. is a leading international operator of pawn stores. First Cash focuses on serving cash and credit constrained consumers through its retail pawn locations, which buy and sell a wide variety of jewelry, consumer electronics, power tools, household appliances, sporting goods, musical instruments and other merchandise, and make small consumer pawn loans secured by pledged personal property. Approximately 97% of the Company’s revenues are from pawn operations.

First Cash is a component company in both the Standard & Poor’s SmallCap 600 Index® and the Russell 2000 Index®. First Cash’s common stock (ticker symbol “FCFS”) is traded on the NASDAQ Global Select Market, which has the highest initial listing standards of any stock exchange in the world based on financial and liquidity requirements.

FIRST CASH FINANCIAL SERVICES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended
	March 31,
	2016	2015
	(in thousands, except per share amounts)
Revenue:
Retail merchandise sales	$118,776	$110,454
Pawn loan fees	51,433	48,654
Consumer loan and credit services fees	5,686	7,595
Wholesale scrap jewelry revenue	7,308	9,320

Total revenue	183,203	176,023

Cost of revenue:
Cost of retail merchandise sold	74,422	68,246
Consumer loan and credit services loss provision	1,047	997
Cost of wholesale scrap jewelry sold	5,871	8,009

Total cost of revenue	81,340	77,252

Net revenue	101,863	98,771

Expenses and other income:
Store operating expenses	55,411	52,321
Administrative expenses	17,668	13,838
Depreciation and amortization	4,937	4,547
Interest expense	4,460	4,020
Interest income	(274)	(344)

Total expenses and other income	82,202	74,382

Income before income taxes	19,661	24,389
Provision for income taxes	6,487	7,601

Net income	$13,174	$16,788

Net income per share:
Basic	$0.47	$0.59
Diluted	$0.47	$0.59
Weighted average shares outstanding:
Basic	28,241	28,402
Diluted	28,241	28,620
Dividends declared per common share	$0.125	$—

FIRST CASH FINANCIAL SERVICES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31,		December 31,
	2016	2015	2015
	(in thousands)
ASSETS
Cash and cash equivalents	$54,150	$75,803	$86,954
Pawn loan fees and service charges receivable	17,070	16,232	16,406
Pawn loans	126,620	114,306	117,601
Consumer loans, net	985	977	1,118
Inventories	90,714	82,554	93,458
Prepaid expenses and other current assets	6,911	3,302	9,897

Total current assets	296,450	293,174	325,434
Property and equipment, net	120,712	112,587	112,447
Goodwill	315,439	276,545	295,609
Deferred tax assets	10,993	8,845	9,321
Other non-current assets	10,291	10,887	10,084

Total assets	$753,885	$702,038	$752,895

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued liabilities	$54,496	$41,704	$42,252
Income taxes payable	1,433	50	3,923

Total current liabilities	55,929	41,754	46,175
Revolving unsecured credit facility	40,000	14,500	58,000
Senior unsecured notes	196,037	195,409	195,874
Deferred tax liabilities	22,632	17,901	21,464

Total liabilities	314,598	269,564	321,513

Stockholders’ equity:
Preferred stock	—	—	—
Common stock	403	399	403
Additional paid-in capital	203,143	193,278	202,393
Retained earnings	653,248	599,682	643,604
Accumulated other comprehensive loss from cumulative foreign currency translation adjustments	(80,899)	(47,277)	(78,410)
Common stock held in treasury, at cost	(336,608)	(313,608)	(336,608)

Total stockholders’ equity	439,287	432,474	431,382

Total liabilities and stockholders’ equity	$753,885	$702,038	$752,895

Note: Certain balances as of March 31, 2015 and December 31, 2015 have been reclassified in order to conform to current year presentation. In addition, foreign currency translation adjustments affecting certain deferred tax balances and accumulated other comprehensive loss as of March 31, 2015 have been revised to conform with the current year presentation. As of March 31, 2016, 2015 and December 31, 2015, deferred debt issuance costs of $3,963,000, $4,591,000 and $4,126,000, respectively, are included as a direct deduction from the carrying amount of the senior unsecured notes.

FIRST CASH FINANCIAL SERVICES, INC.

OPERATING INFORMATION

(UNAUDITED)

The following table details the components of revenue for the three months ended March 31, 2016 as compared to the three months ended March 31, 2015 (in thousands). Constant currency results exclude the effects of foreign currency translation and are calculated by translating current year results at prior year average exchange rates, which is more fully described elsewhere in this release.

				Constant Currency Basis
	Three Months Ended			Three Months Ended	Increase / (Decrease)
	March 31,		Increase /	March 31, 2016
	2016	2015	(Decrease)	(Non-GAAP)	(Non-GAAP)
U.S. revenue:
Retail merchandise sales	$55,061	$52,006	6%	$55,061	6%
Pawn loan fees	24,245	23,906	1%	24,245	1%
Consumer loan and credit services fees	5,209	7,064	(26)%	5,209	(26)%
Wholesale scrap jewelry revenue	4,794	5,738	(16)%	4,794	(16)%

	89,309	88,714	1%	89,309	1%

Latin America revenue:
Retail merchandise sales	63,715	58,448	9%	76,433	31%
Pawn loan fees	27,188	24,748	10%	32,493	31%
Consumer loan and credit services fees	477	531	(10)%	576	8%
Wholesale scrap jewelry revenue	2,514	3,582	(30)%	2,514	(30)%

	93,894	87,309	8%	112,016	28%

Total revenue:
Retail merchandise sales	118,776	110,454	8%	131,494	19%
Pawn loan fees	51,433	48,654	6%	56,738	17%
Consumer loan and credit services fees	5,686	7,595	(25)%	5,785	(24)%
Wholesale scrap jewelry revenue (1)	7,308	9,320	(22)%	7,308	(22)%

	$183,203	$176,023	4%	$201,325	14%

(1)

Wholesale scrap jewelry revenue during the three months ended March 31, 2016 consisted primarily of gold sales, of which approximately 5,200 ounces were sold at an average price of $1,200 per ounce, compared to approximately 6,500 ounces of gold sold at $1,199 per ounce in the prior-year period.

FIRST CASH FINANCIAL SERVICES, INC.

OPERATING INFORMATION (CONTINUED)

(UNAUDITED)

The following table details customer loans and inventories held by the Company and active credit service organization (“CSO”) credit extensions from an independent third-party lender as of March 31, 2016 as compared to March 31, 2015 (in thousands). Constant currency results exclude the effects of foreign currency translation and are calculated by translating current-year balances at the prior-year end-of-period exchange rate, which is more fully described elsewhere in this release.

			Increase / (Decrease)	Constant Currency Basis
				Balance at March 31, 2016 (Non-GAAP)
					Increase / (Decrease) (Non-GAAP)
	Balance at March 31,
	2016	2015
U.S.:
Pawn loans	$59,318	$58,278	2%	$59,318	2%
CSO credit extensions held by independent third-party (1)	5,250	7,270	(28)%	5,250	(28)%
Other consumer loans	542	526	3%	542	3%

Combined customer loans (2)	65,110	66,074	(1)%	65,110	(1)%

Latin America:
Pawn loans	67,302	56,028	20%	76,747	37%
Other consumer loans	443	451	(2)%	509	13%

Combined customer loans	67,745	56,479	20%	77,256	37%

Total:
Pawn loans	126,620	114,306	11%	136,065	19%
CSO credit extensions held by independent third-party (1)	5,250	7,270	(28)%	5,250	(28)%
Other consumer loans	985	977	1%	1,051	8%

Combined customer loans (2)	$132,855	$122,553	8%	$142,366	16%

Pawn inventories:
U.S.	$49,954	$44,124	13%	$49,954	13%
Latin America	40,760	38,430	6%	46,641	21%

Combined inventories	$90,714	$82,554	10%	$96,595	17%

(1)

CSO amounts outstanding are composed of the principal portion of active CSO extensions of credit by an independent third-party lender, which are not included on the Company’s balance sheet, net of the Company’s estimated fair value of its liability under the letters of credit guaranteeing the extensions of credit.

(2)

Combined customer loans is a non-GAAP measure as it includes CSO credit extensions held by an independent third-party not included on the Company’s balance sheet. The Company believes this non-GAAP measure provides investors with important information needed to evaluate the magnitude of potential loan losses and the opportunity for revenue performance of the consumer loan portfolio on an aggregate basis. The Company also believes the comparison of the aggregate amounts from period to period is more meaningful than comparing only the amounts reflected on the Company’s balance sheet since both credit services fees revenue and the corresponding loss provision are impacted by the aggregate amount of loans owned by the Company and those guaranteed by the Company as reflected in its financial statements.

FIRST CASH FINANCIAL SERVICES, INC.

OPERATING INFORMATION (CONTINUED)

(UNAUDITED)

The following tables detail the composition of pawn collateral and the average outstanding pawn loan receivable as of March 31, 2016 as compared to March 31, 2015.

	Balance at March 31,
	2016	2015
Composition of pawn collateral:
U.S. pawn loans:
General merchandise	45%	44%
Jewelry	55%	56%

	100%	100%

Latin America pawn loans:
General merchandise	82%	89%
Jewelry	18%	11%

	100%	100%

Total pawn loans:
General merchandise	65%	66%
Jewelry	35%	34%

	100%	100%

				Constant Currency Basis
	Balance at March 31,		Increase/ (Decrease)	Balance at March 31, 2016 (Non-GAAP)	Increase / (Decrease) (Non-GAAP)
	2016	2015
Average outstanding pawn loan amount:
U.S. pawn loans	$169	$172	(2)%	$169	(2)%
Latin America pawn loans	64	64	—%	73	14%
Total pawn loans	90	94	(4)%	96	2%

FIRST CASH FINANCIAL SERVICES, INC.

STORE COUNT ACTIVITY

The following table details store count activity for the three months ended March 31, 2016:

	Pawn Locations (1)	Consumer Loan Locations (2)	Total Locations

U.S.:
Total locations, beginning of period	296	42	338
Locations acquired	1	—	1
Locations closed or consolidated	(1)	(1)	(2)

Total locations, end of period	296	41	337

Latin America:
Total locations, beginning of period	709	28	737
New locations opened	20	—	20
Locations acquired	179	—	179

Total locations, end of period	908	28	936

Total:
Total locations, beginning of period	1,005	70	1,075
New locations opened	20	—	20
Locations acquired	180	—	180
Locations closed or consolidated	(1)	(1)	(2)

Total locations, end of period	1,204	69	1,273

(1)	At March 31, 2016, 137 of the U.S. pawn stores, which are primarily located in Texas, also offered consumer loans or credit services products, while 49 Mexico pawn stores offer consumer loan products.
(2)	The Company’s U.S. free-standing consumer loan locations offer a credit services product and are all located in Texas. The Mexico locations offer small, short-term consumer loans.

FIRST CASH FINANCIAL SERVICES, INC.

NON-GAAP FINANCIAL INFORMATION

(UNAUDITED)

The Company uses certain financial calculations such as adjusted net income, adjusted net income per share, adjusted EBITDA, free cash flow and constant currency results (as defined or explained below) as factors in the measurement and evaluation of the Company’s operating performance and period-over-period growth. The Company derives these financial calculations on the basis of methodologies other than generally accepted accounting principles (“GAAP”), primarily by excluding from a comparable GAAP measure certain items that the Company does not consider to be representative of its actual operating performance. These financial calculations are “non-GAAP financial measures” as defined in Securities and Exchange Commission (“SEC”) rules. The Company uses these financial calculations in operating its business because management believes they are less susceptible to variances in actual operating performance that can result from the excluded items and other infrequent charges. The Company presents these financial measures to investors because management believes they are useful to investors in evaluating the primary factors that drive the Company’s operating performance and because management believes they provide greater transparency into the Company’s results of operations. However, items that are excluded and other adjustments and assumptions that are made in calculating adjusted net income, adjusted net income per share, adjusted EBITDA, free cash flow and constant currency results are significant components in understanding and assessing the Company’s financial performance. These non-GAAP financial measures should be evaluated in conjunction with, and are not a substitute for, the Company’s GAAP financial measures. Further, because these non-GAAP financial measures are not determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted net income, adjusted net income per share, adjusted EBITDA, free cash flow and constant currency results as presented may not be comparable to other similarly titled measures of other companies.

Adjusted Net Income and Adjusted Net Income Per Share

Management believes the presentation of adjusted net income and adjusted net income per share (“Adjusted Income Measures”) provides investors with greater transparency and provides a more complete understanding of the Company’s financial performance and prospects for the future. In addition, management believes the adjustments shown below are useful to investors in order to allow them to compare the Company’s financial results for the current period presented with the prior period presented.

FIRST CASH FINANCIAL SERVICES, INC.

NON-GAAP FINANCIAL INFORMATION (CONTINUED)

(UNAUDITED)

The following table provides a reconciliation between the net income and diluted earnings per share calculated in accordance with GAAP to the Adjusted Income Measures, which are shown net of tax (in thousands, except per share data):

	Three Months Ended March 31,
	2016		2015
	In Thousands	Per Share	In Thousands	Per Share
Net income, as reported	$13,174	$0.47	$16,788	$0.59
Adjustments, net of tax:
Non-recurring restructuring expenses related to U.S. consumer loan operations	—	—	90	—
Non-recurring store acquisition expenses	260	0.01	46	—

Adjusted net income	$13,434	$0.48	$16,924	$0.59

The following table provides a reconciliation of the gross amounts, the impact of income taxes and the net amounts for each of the adjustments included in the table above (in thousands):

	Three Months Ended March 31,
	2016			2015
	Pre-tax	Tax	After-tax	Pre-tax	Tax	After-tax
Non-recurring restructuring expenses related to U.S. consumer loan operations	$—	$—	$—	$129	$39	$90
Non-recurring store acquisition expenses	400	140	260	65	19	46

Total adjustments	$400	$140	$260	$194	$58	$136

FIRST CASH FINANCIAL SERVICES, INC.

NON-GAAP FINANCIAL INFORMATION (CONTINUED)

(UNAUDITED)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization

The Company defines adjusted EBITDA as net income before income taxes, depreciation and amortization, interest expense, interest income and non-recurring charges as listed below. The Company believes adjusted EBITDA is commonly used by investors to assess a company’s leverage capacity, liquidity and financial performance. However, adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for net income or other statement of income data prepared in accordance with GAAP. The following table provides a reconciliation of net income to adjusted EBITDA (in thousands):

			Trailing Twelve
	Three Months Ended		Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Net income	$13,174	$16,788	$57,096	$79,272
Income taxes	6,487	7,601	25,857	33,089
Depreciation and amortization (1)	4,937	4,458	17,925	17,662
Interest expense	4,460	4,020	17,327	16,111
Interest income	(274)	(344)	(1,496)	(945)

EBITDA	28,784	32,523	116,709	145,189
Adjustments:
Non-recurring restructuring expenses related to U.S. consumer loan operations	—	129	8,749	129
Non-recurring store acquisition expenses	400	65	3,210	1,063

Adjusted EBITDA	$29,184	$32,717	$128,668	$146,381

Adjusted EBITDA margin calculated as follows:
Total revenue			$711,782	$719,123
Adjusted EBITDA			$128,668	$146,381

Adjusted EBITDA as a percentage of revenue			18%	20%

Leverage ratio (indebtedness divided by adjusted EBITDA):
Indebtedness (2)			$240,000	$214,500
Adjusted EBITDA			$128,668	$146,381

Leverage ratio			1.9:1	1.5:1

(1)

For the three months and trailing twelve months ended March 31, 2015, excludes $89,000 of depreciation and amortization and for the trailing twelve months ended March 31, 2016, excludes $404,000 of depreciation and amortization, which are included in the non-recurring restructuring expenses related to U.S. consumer loan operations.

(2)

Excludes deferred debt issuance costs of $3,963,000 and $4,591,000 as of March 31, 2016 and 2015, respectively, which are included as a direct deduction from the carrying amount of the senior unsecured notes in the condensed consolidated balance sheets.

FIRST CASH FINANCIAL SERVICES, INC.

NON-GAAP FINANCIAL INFORMATION (CONTINUED)

(UNAUDITED)

Free Cash Flow

For purposes of its internal liquidity assessments, the Company considers free cash flow, which is defined as cash flow from operating activities reduced by purchases of property and equipment and net cash outflow from loan receivables. Free cash flow is commonly used by investors as a measure of cash generated by business operations that will be used to repay scheduled debt maturities and can be used to invest in future growth through new business development activities or acquisitions, repurchase stock, pay cash dividends or repay debt obligations prior to their maturities. These metrics can also be used to evaluate the Company’s ability to generate cash flow from business operations and the impact that this cash flow has on the Company’s liquidity. However, free cash flow has limitations as an analytical tool and should not be considered in isolation or as a substitute for cash flow from operating activities, including discontinued operations, or other income statement data prepared in accordance with GAAP. The following table reconciles “net cash flow from operating activities” to “free cash flow” (in thousands):

	Trailing Twelve Months Ended
	March 31,
	2016	2015
Cash flow from operating activities	$90,395	$99,916
Cash flow from investing activities:
Loan receivables	(6,735)	69
Purchases of property and equipment	(23,030)	(22,666)

Free cash flow	$60,630	$77,319

Constant Currency

The Company’s reporting currency is the U.S. dollar. However, certain performance metrics discussed in this report are presented on a “constant currency” basis, which may be considered a non-GAAP measurement of financial performance. The Company’s management uses constant currency results to evaluate operating results of business operations in Latin America, which are primarily transacted in local currencies. Constant currency results reported herein are calculated by translating certain balance sheet and income statement items denominated in local currencies using the exchange rate from the prior-year comparable period, as opposed to the current comparable period, in order to exclude the effects of foreign currency rate fluctuations for purposes of evaluating period-over-period comparisons. Business operations in Mexico and Guatemala are transacted in Mexican pesos and Guatemalan quetzales, respectively. As the Company acquired the Guatemala stores on December 31, 2015, there are no prior year comparisons and current year results were translated at an average exchange rate of 7.7 Guatemalan quetzales / U.S. dollar. The Company also has operations in El Salvador where the reporting and functional currency is the U.S. dollar.

The following table provides exchange rates for the Mexican peso for the current and prior year periods:

	March 31,
	2016	2015	Decrease
Mexican peso / U.S. dollar exchange rate:
End-of-period	17.4	15.2	(14)%
Three months ended	18.0	14.9	(21)%

For further information, please contact:

Gar Jackson

Global IR Group

Phone:     (949) 873-2789

Email:      gar@globalirgroup.com

Doug Orr, Executive Vice President and Chief Financial Officer

Phone:     (817) 505-3199

Email:      investorrelations@firstcash.com

Website:  www.firstcash.com